EXHIBIT 23.2

Consent of Independent Certified Public Accountants

Ramp Corporation

New York, New York

          We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-32308, 333-85483, 333-100650, 333-103196, 333-105822, 333-110838, 333-112321 and 333-113156) and Form S-8 (Nos. 333-31684, 333-57558 and 333-73578) of Ramp Corporation (formerly known as Medix Resources, Inc.) of our report dated April 8, 2004, relating to the consolidated financial statements as of and for the year ended December 31, 2003, which appears in this Form 10-K.

/s/BDO Seidman, LLP

BDO Seidman, LLP

New York, New York

April 14, 2004